Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

I-Mab 天境生物

(Adopted by Special Resolution passed on July 22, 2019 and Effective on October 17, 2019)

1.	The name of the Company is I-Mab 天境生物.

2.

The Registered Office of the Company shall be at the offices of Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands or at such other place as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (as amended) or as revised, or any other law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.

The authorized share capital of the Company is US$50,000 divided into: (i) 398,069,815 Ordinary Shares of a nominal or par value of US$0.0001 each, (ii) 4,629,231 voting redeemable Series A-1 Preferred Shares of a nominal or par value of US$0.0001 each, (iii) 512,356 voting redeemable Series A-2 Preferred Shares of a nominal or par value of US$0.0001 each, (iv) 25,085,469 voting redeemable Series A-3 Preferred Shares of the Company, par value of US$0.0001 each, (v) 23,288,783 voting redeemable Series B Preferred Shares of the Company, par value of US$0.0001 each, (vi) 3,714,580 voting redeemable Series B-1 Preferred Shares of the Company, par value of US$0.0001 each, (vii) 8,254,622 voting redeemable Series B-2 Preferred Shares of the Company, par value of US$0.0001 each, (viii) 31,718,409 voting redeemable C Preferred Shares of the Company, par value of US$0.0001 each and (ix) 4,726,735 voting redeemable C-1 Preferred Shares of the Company, par value of US$0.0001 each, with power for the Company, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (as amended).

6.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Part II of the Companies Law (as amended) and, subject to the provisions of the Companies Law (as amended) and these Articles, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

2

THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

I-Mab 天境生物

(Adopted by Special Resolution passed on July 22, 2019 and Effective on October 17, 2019)

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith,

“Affiliate”	means with respect to a Person, any Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Articles”	means these Fifth Amended and Restated Articles of Association of the Company as from time to time altered by Special Resolution.

“Auditor”	means the person for the time being performing the duties of auditors of the Company (if any).

“Board” or “Board of Directors”	means the board of directors of the Company.

“Board Approval”	means the affirmative votes by more than half of the incumbent Directors present and entitled to vote either in person or by proxy or by alternate at a meeting of the Board duly convened. If at an adjourned meeting which is convened in accordance with Article 91 hereof, where a quorum is not present, those members of the Board present shall be deemed to constitute a quorum and may approve matters subject to a Board Approval in such an adjourned meeting by the affirmative votes of a majority of Directors present and entitled to vote either in person or by proxy or by alternate at such an adjourned meeting, provided, however that such approval shall not be deemed to constitute a Board Approval unless and until (i) the Company has duly notified all Directors who were not present at such an adjourned meeting either in person or by proxy or by alternate of the matter(s) so approved, and (ii) and the Company has obtained consent from certain of the Directors who were not present at the adjourned meeting, such that counting affirmative votes of Directors present at the adjourned meeting, the related matter(s) shall have been approved by more than half of the incumbent Directors (provided further that if any Director who was so notified has failed to respond within forty-eight (48) hours after his/her receipt of the notice, it shall be deemed that he/she has consented to the matter(s)).

“Board Super Majority”	means at least three-fourths (3/4) of the incumbent Directors present and entitled to vote either in person or by proxy or by alternate at a meeting of the Board which is duly convened.

“Business Day”	means a day (other than a Saturday or a Sunday) that the banks in Hong Kong, the PRC, the United States or the Cayman Islands are generally open for business.

“Chairman”	means the chairman of the Board.

“Company”	means the above named company.

“Control”	with respect to a given Person, means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors or similar governing body of such Person; and the term “Controlled” has the meaning correlative to the foregoing

“Conversion Price”	has the meaning given in Article 15(a) below.

“Debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Deemed Series A-1 Issue Price”	means initially US$2.5434 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A-1 Preferred Shares.

“Deemed Series A-2 Issue Price”	means initially US$2.5434 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A-2 Preferred Shares.

“Deemed Series A-3 Issue Price”	means initially US$2.5434 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A-3 Preferred Shares.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes an interim dividend and bonus issues.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (as amended).

“ESOP”	means the effective and applicable employee stock option plans of the Company that have been approved by the Board, as amended from time to time.

“Excluded Securities”	has the same meaning given in Article 16(a) of the Articles.

“Founders”	means ZANG JINGWU ZHANG (臧敬五), Zhengyi WANG (王正毅), Lei FANG (方磊), Lili QIAN (钱丽丽).

“Founders Directors”	has the meaning given in Article 70 of the Articles.

“Founders Holdco”	means Mabcore Limited, a limited liability company duly incorporated and validly existing under the laws of the British Virgin Islands.

“GENEXINE”	means GENEXINE, INC.

“Genexine Loan Agreement”	means a convertible note purchase agreement entered into between the Company and GENEXINE on February 3, 2018 together with its amendment, under which the GENEXINE extended a convertible loan with the total principal amount of US$9,000,000 to the Company, whereby at any time prior to the maturity date, GENEXINE shall be entitled to convert such convertible loan into certain preferred shares of the Company at the conversion price equal to US$10 per share (the “GENEXINE Convertible Note”). The maturity date of the GENEXINE Convertible Note is the third (3rd) anniversary of the receipt by the Company of the total principal amount.

“Group Companies”	means the Company, the HK Subsidiary, the PRC Subsidiary, the US Subsidiary and any subsidiaries (Controlled either by equity or contract or otherwise) of the foregoing collectively, and each individually, a “Group Company”. Upon the execution of the Purchase Agreement, the Group Companies include the Company, the HK Subsidiary, the PRC Subsidiary, the US Subsidiary, I-Mab Biopharma (天境生物科技（上海）有限公司), Shanghai Tianyunjian Bio-Tech Co., Ltd. (上海天韵健生物技术有限公司), Chengdu Tasgen Bio-Tech Co., Ltd. (成都天视珍生物技术有限公司) and I-Mab Biopharma Australia Pty Ltd.

“HK Subsidiary”	means I-MAB BIOPHARMA HONGKONG LIMITED, a limited liability company incorporated in the Hong Kong Special Administrative Region of the PRC, which is one hundred percent (100%) held by the Company.

“Investors”	mean collectively, Tasly Biopharm Limited (“Tasly”), Genexine, Inc. (“Genexine”), CBC SPVII LIMITED, IBC INVESTMENT SEVEN LIMITED (“IBC”), CBC Investment I-Mab Limited (“CBC I-Mab”), C-Bridge II Investment Ten Limited (“CBC Bridge II Ten”), Qianhai Ark (Cayman) Investment Co. Limited (“Qianhai”), Rainbow Horizon Limited, Fortune Eight Jogging Limited (“Hony”), C-Bridge II Investment Seven Limited, HH IMB Holdings Limited, Ally Bridge LB Precision Limited, Marvey Investment Company Limited, Ally Bridge LB-Sunshine Limited, Parkway Limited, Casiority H Limited, Mab Health Limited, Tasly International Capital Limited, Paul International Capital Limited, Caesar Pro Holdings Limited (“Caesar Pro”), WuXi Biologics HealthCare Venture (“WuXi Biologics”), other holders of the Preferred Shares and/or their successors or assignees, and each, an “Investor”. For the avoidance of any doubt, any Person who ceases to hold any Preferred Shares shall no longer be deemed as an Investor.

“Investor Director”	has the meaning given in Article 70 of the Articles.

“Issue Price”	means the price or deemed price of the first issue of a Preferred Share equivalent to Deemed Series A-1 Issue Price, Deemed Series A-2 Issue Price, Deemed Series A-3 Issue Price, Series B Issue Price, Series B-1 Issue Price, Series B-2 Issue Price Series C Issue Price or Series C-1 Issue Price, as the case may be, as appropriately adjusted from time to time.

“Liquidation Event”	means any liquidation, dissolution or winding up, either voluntarily or involuntarily, of the Company and any transaction (treating any series of related transactions as a “transaction”) involving (a) any sale, disposition, lease or conveyance by the Company of all or substantially all of its assets (including the sale or exclusive licensing of all or substantially all the intellectual property assets of the Company); (b) any merger or consolidation of the Company with or into any other corporation or corporations or other entity or entities or any other corporate reorganization after which the holders of the Company’s voting Shares prior to such transaction own or control less than a majority of the issued and outstanding voting shares of the surviving corporation or other entity on account of shares held by them prior to the transaction; or (c) a sale of a majority of the issued and outstanding voting Shares of the Company.

“Listing”	means the listing of the Company’s Ordinary Shares subject to the conditions of a Qualified Public Offering that has been filed with and declared effective by either the U.S. Securities and Exchange Commission, as applicable, or another governmental authority for a public offering in a jurisdiction other than the United States in accordance with the applicable laws of such other jurisdiction.

“Member”	has the same meaning as in the Statute.

“Month”	means calendar month.

“Observer”	has the meaning given in Article 70A of the Articles.

“Ordinary Resolution”	means a resolution passed by Members holding a simple majority of all the Members’ voting shares who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a duly convened meeting.

“Ordinary Shares”	means ordinary shares in the capital of the Company of par value of US$0.0001.

“Ordinary Share Equivalents”	means any right, option, call, warrant, commitment, conversion privilege, preemptive right or other right to purchase any of the Ordinary Shares, Preferred Shares or other voting or non-voting shares of the Company, or security of any type whatsoever that are, or may become, convertible into, exchangeable or exercisable for any of the Ordinary Shares, Preferred Shares or other voting or non-voting shares of the Company.

“Original Issue Date”	means the date of the first issue of Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares or Series C-1 Preferred Shares, as the case may be.

“Paid-up”	means paid-up and/or credited as paid-up.

“Person”	means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity of any kind or nature, including persons acting in concert, being persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them of shares or any other interest in another person, to obtain or consolidate Control in relation to that other person, or agree to so co-operate.

“PRC”	means the People’s Republic of China.

“PRC Subsidiary”	means I-MAB BIO-TECH (TIANJIN) CO., LTD. (天境生物技术（天津）有限公司).

“Preferred Shares”	means, collectively, Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares, Series B-2 Preferred Shares, Series C Preferred Shares and Series C-1 Preferred Shares.

“Purchase Agreement”	means the Series C-1 Share Purchase Agreement dated as of July 25, 2019 entered into by and among the Company, the HK Subsidiary, the PRC Subsidiary, the US Subsidiary, the Founders Holdco, the Founders and certain Investors.

“Qualified Public Offering”	means an initial underwritten public offering of the Ordinary Shares of the Company on The Stock Exchange of Hong Kong Limited, the Nasdaq Stock Market, the New York Stock Exchange or other internationally recognized securities exchange, with an offering price (exclusive of underwriting commissions and expenses) that reflects a market capitalization (exclusive of the proceeds of the public offering) of not less than US$1,000,000,000 or an initial underwritten public offering of Ordinary Shares of the Company on the Nasdaq Stock Market or the New York Stock Exchange as approved by prior written approval of (1) all Directors; and (2) the holders of more than two-thirds (2/3) of the issued and outstanding Preferred Shares (voting together as a single class and calculated on an as-converted basis) and the prior written approval of the holders of at least four-fifths (4/5) of the issued and outstanding Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class and calculated on an as-converted basis).

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities Act”	means the Securities Act of 1933 of the United States, as amended from time to time, including any successor statutes.

“Series A Group Shares”	means collectively, Series A-1 Preferred Shares, Series A-2 Preferred Shares and Series A-3 Preferred Shares.

“Series A Preference Amount”	has the meaning given in Article 127(d) of the Articles.

“Series A-1 Preferred Shares”	means one or more voting redeemable Series A-1 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series A-2 Preferred Shares”	means one or more voting redeemable Series A-2 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series A-3 Preferred Shares”	means one or more voting redeemable Series A-3 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series B Group Shares”	means collectively, Series B Preferred Shares, Series B-1 Preferred Shares and Series B-2 Preferred Shares.

“Series B Issue Price”	means initially US$3.4351 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B Preferred Shares.

“Series B Preference Amount”	has the meaning given in Article 127(c) of the Articles.

“Series B Preferred Shares”	means one or more voting redeemable Series B Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series B Warrant”	means the warrants issued by the Company to C-Bridge II Ten, CBC I-Mab, Shanghai Tasly Pharmaceutical Co., Ltd. (上海天士力药业有限公司) and Qianhai Equity Investment Fund (LP) (前海股权投资基金（有限合伙）) (together with their permitted assignees, collectively as the “Warrant Holders”), whereby the Warrant Holders were granted the right to subscribe for certain Series B-2 Preferred Shares at a total consideration of US$50,000,000 with an expiration date, which is the earlier of: (i) the second (2nd) anniversary of the applicable warrant effective date, or (ii) a Qualified Public Offering of the Company. The Series B Warrant were divided into two tranches, one of which has been exercised and one of which may be exercisable in accordance with the terms and the time schedules as follows: (i) the Warrant Holders have exercised part of the Series B Warrant in the total consideration of US$ 20,000,000 (“Tranche I of Series B Warrant”) and 3,301,849 Series B-2 Preferred Shares of the Company in aggregate have been issued to such Warrant Holders on a pro rata basis; (ii) for the unexercised tranche, (a) only when the Company fails to submit a draft registration statement to an internationally recognized securities exchange or a securities regulatory governmental authority for a Qualified Public Offering by July 31, 2019, the Warrant Holders may exercise the remaining part of Series B Warrant, in the total consideration of US$30,000,000 (“Tranche II of Series B Warrant”) and 4,952,773 Series B-2 Preferred Shares of the Company in aggregate will be issued to such Warrant Holders on a pro rata basis; (b) provided that the Company submits a draft registration statement to an internationally recognized securities exchange or a securities regulatory governmental authority for a Qualified Public Offering by July 31, 2019, the Warrant Holders shall unconditionally and irrevocably waive and cancel Tranche II of Series B Warrant; and (c) the Tranche II of Series B Warrant may only be concurrently exercised by all the Warrant Holders in one lump; in no event there shall be an exercise by any Warrant Holder of Tranche II of Series B Warrant by installments.

“Series B-1 Issue Price”	means initially US$5.384189 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B-1 Preferred Shares.

“Series B-1 Preferred Shares”	means one or more voting redeemable Series B-1 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series B-2 Issue Price”	means initially US$6.057213 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B-2 Preferred Shares.

“Series B-2 Preferred Shares”	means one or more voting redeemable Series B-2 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series C Issue Price”	means initially US$6.4420 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C Preferred Shares, and subject to any subsequent adjustment pursuant to Sections 1.3 and 1.4 of share purchase agreement entered into between the Company and the holders of the Series C Preferred Shares dated June 28, 2018.

“Series C Preference Amount”	has the meaning given in Article 127(b) of the Articles.

“Series C Preferred Shares”	means one or more voting redeemable Series C Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Series C-1 Issue Price”	means initially US$7.00 per share, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C-1 Preferred Shares, and subject to any subsequent adjustment pursuant to Sections 1.3 and 1.4 of the Purchase Agreement.

“Series C Preference Amount”	has the meaning given in Article 127(a) of the Articles.

“Series C-1 Preferred Shares”	means one or more voting redeemable Series C-1 Preferred Shares in the capital of the Company with a nominal or par value of US$0.0001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Shares”	means collectively the Ordinary Shares and the Preferred Shares.

“Shareholder”	means any holder of the Shares.

“Share Preference Amount”	has the meaning given in Article 127(c) below.

“Share Premium Account”	means the account of the Company which the Company is required by the Statute to maintain, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

“Shareholders Agreement”	means the Fourth Amended and Restated Shareholders Agreement dated as of July 25, 2019 entered into by and among the Company, the HK Company, the Founders Holdco, the Founders, the Investors and other parties thereto (as amended from time to time).

“Special Resolution”	except as otherwise provided by these Articles (including Article 18 hereof), has the same meaning as in the Statute and includes a unanimous resolution approved in writing as described therein.

“Statute”	means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“U.S.” or “United States”	means the United States of America.

“US Subsidiary”	means I-MAB Biopharma US Limited, a limited liability company duly incorporated under the laws of the State of Maryland.

Words importing the singular number include the plural number and vice-versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

Any phrase introduced by the terms “include”, “including”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

Headings are inserted for reference only and shall be ignored in construing these Articles.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4. (a)

Each Member shall be entitled to a share certificate. Share certificates evidencing shares of the Company shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorized by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares evidenced thereby are issued, with the number of shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process.

(b)

The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be sufficient delivery to all of them.

5.

If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

ISSUE OF SHARES

6.

Subject to the relevant provisions, if any, in these Articles, and to any agreement entered into between the shareholders of the Company, any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares:

(a)

the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

(b)

The Board may issue warrants to subscribe for any class or series of shares or other securities of the Company on such terms as it may from time to time determine. Where warrants are issued to bearer, no new warrants shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

(c)

The Directors may issue shares against payment in cash or against payment in kind (which may, in the sole determination of the Directors, include tangible assets, services or any other valuable property).

7.	The Company shall maintain or cause to be maintained a Register of Members in accordance with the Statute.

TRANSFER OF SHARES

8.

The Shares of the Company may be transferred subject to the relevant provisions, if any, in these Articles, and to any agreement entered into between the shareholders of the Company. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register of Members.

9.

The Directors, solely subject to and in accordance with contractual commitments regarding the transfer of shares that the Company may from time to time have, may decline to register any transfer of shares in violation of such commitments. If the Directors refuse to register a transfer they shall notify the transferee within two (2) Months of such refusal. Directors shall not decline to register any transfer which is made in compliance with the Shareholders Agreement.

10.

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five (45) days in any year.

REDEEMABLE SHARES

11.

(a) Subject to the provisions of the Statute and in accordance with these Articles, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company, subject always to Board consent. The redemption of such Shares shall be effected in accordance with these Articles or in such manner as the Company may, by Special Resolution, determine before the issuance of such shares.

(b)

Subject to the provisions of the Statute and Articles 18, 19 and 127, the Company may purchase its own shares (including any redeemable shares), provided that the Board shall have approved the manner of purchase in writing. The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

12.

If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound-up and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class or series, be varied in accordance with Article 18 hereof.

13.

The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.

The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash and/or fully or partly Paid-up shares. The Company may also on any issue of shares pay such brokerage as may be lawful.

CONVERSION OF PREFERRED SHARES

15.	The holders of Preferred Shares have conversion rights as follows:

(a)

Right to Convert Preferred Shares. Unless converted earlier pursuant to Article 15(b) below, each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the respective Original Issue Date into such number of fully paid and non-assessable Ordinary Shares as determined by dividing the respective Issue Price by the respective Conversion Price (as defined below), determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be issuable upon conversion of the Series C-1 Preferred Shares (the “Series C-1 Conversion Price”), the Series C Preferred Shares (the “Series C Conversion Price”) and the Series B Group Shares (the “Series B Conversion Price”, “Series B-1 Conversion Price” or “Series B-2 Conversion Price”, as the case may be) shall initially be the respective Issue Price per Ordinary Share. The price at which Ordinary Shares shall be issuable upon conversion of any Series A-3 Preferred Share (the “Series A-3 Conversion Price”) shall initially be the Deemed A-3 Issue Price per Ordinary Share. The price at which Ordinary Shares shall be issuable upon conversion of any Series A-1 Preferred Share (the Series A-1 Conversion Price”) or any Series A-2 Preferred Share (the “Series A-2 Conversion Price”, together with the Series A-1 Conversion Price, the Series A-3 Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series B-2 Conversion Price, the Series C Conversion Price and the Series C-1 Conversion Price, collectively as “Conversion Prices”, and each, the “Conversion Price”) shall initially be a fraction, (i) the numerator of which is the sum of the considerations paid by the holders of Series A-1 Preferred Shares for the Series A-1 Preferred Shares and by the holders of Series A-2 Preferred Shares for the Series A-2 Preferred Shares, and (ii) the denominator of which is the aggregate of the number of total Series A-1 Preferred Shares and Series A-2 Preferred Shares. Such initial Conversion Price shall be subject to adjustment as hereinafter provided. Nothing in this Article 15(a) shall limit the automatic conversion rights of Preferred Shares described in Article 15(b) below. For the avoidance of doubt, the initial conversion ratio for Preferred Shares to Ordinary Shares is 1:1 as of the date of adoption of these Articles.

(b)

Automatic Conversion. Each Preferred Share shall automatically be converted into Ordinary Shares at the then respective effective Conversion Price upon the Listing. In the event of the automatic conversion of the Preferred Shares upon a public offering as described above, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

(c)

Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then respective effective Conversion Price.

(i)

In the event of an optional conversion pursuant to Article 15(a), before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall promptly issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender the certificate or certificates representing the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

(ii)

In the event of an automatic conversion pursuant to Article 15(b), all holders of Preferred Shares will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Qualified Public Offering be the latest practicable date immediately prior to the closing of a Qualified Public Offering) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article 15. Such notice shall be sent by overnight courier, postage prepaid, to each record holder of the Preferred Shares at such holder’s address appearing on the Register of Members. On or before the date fixed for conversion, each holder of the Preferred Shares shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall promptly receive certificates for the number of Ordinary Shares to which such holder is entitled pursuant to this Article 15 and a cheque denominated in U.S. dollars payable to the holder in the amount of any cash amounts payable as a result of a conversion into fractional Ordinary Shares. On the date fixed for conversion, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. All certificates evidencing Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(iii)

The Directors of the Company may effect such conversion in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then issued and outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

ADJUSTMENTS TO CONVERSION PRICE

16. (a)	Special Definitions. For purposes of this Article 16, the following definitions shall apply:

(i)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)

“Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Preferred Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)

“New Securities” shall mean any Preferred Shares, Ordinary Shares or other voting or non-voting shares of the Company, whether now authorized or not, and Ordinary Shares Equivalents issued or to be issued (or, pursuant to Article 16(c), deemed to be issued) by the Company after the Original Issue Date of the Series C-1 Preferred Shares, provided, however, that the term “New Securities” shall not include the securities set forth below (the “Excluded Securities”):

(a)	any of the Company’s Ordinary Shares and/or options or warrants therefor issued or issuable to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the ESOP;

(b)	any securities issuable upon by GENEXINE’s exercise of its conversion option under the GENEXINE Loan Agreement;

(c)

any securities issuable upon any Warrant Holder’s exercise of Tranche II of Series B Warrant provided that the Company fails to submit a draft registration statement to an internationally recognized securities exchange or a securities regulatory governmental authority for a Qualified Public Offering by July 31, 2019;

(d)

any securities issued or issuable in connection with any capitalization issue (such issue not to dilute the Investor’s shareholding) share split, share dividend, reclassification or other similar event in which all the Investors are entitled to participate on a pro rata basis;

(e)	any securities issuable upon the exercise, conversion or exchange of any issued and outstanding security if such issued and outstanding security constituted a New Security;

(f)	any securities issuable pursuant to a Qualified Public Offering;

(g)	any Ordinary Shares issuable upon the conversion of the Preferred Shares; and

(h)	any Shares issuable upon Series C Additional Issuance and Series C-1 Additional Issuance.

(b)

No Adjustment of Conversion Price. No adjustment in the respective Conversion Price shall be made in respect of the issuance of the Excluded Securities or the issuance of New Securities unless the issue price per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the respective Conversion Price in effect on the date of and immediately prior to such issue.

(c)

Deemed Issue of New Securities. In the event the Company at any time or from time to time after the respective Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of shares entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to Clause (ii) of this Article 16(c) below) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Securities shall not be deemed to have been issued unless the issue price per share (determined pursuant to Article 16(e) hereof) of such New Securities would be less than the respective Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which New Securities are deemed to be issued:

(i)

no further adjustment in the respective Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the respective Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the respective Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)

in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)

no readjustment pursuant to Clause (ii) or (iii) above shall have the effect of increasing the respective Conversion Price to an amount which exceeds the lower of (i) the respective Conversion Price on the original adjustment date, or (ii) the respective Conversion Price that would have resulted from any issuance of New Securities between the original adjustment date and such readjustment date; and

(v)

in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the respective Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in Clause (iii) above.

(d)	Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows (provided that the Conversion Price shall not fall below the par value of the Shares):

(i)

Dilutive Issuance. The adjustments to Conversion Price for dilutive issuance set forth in this Article 16 shall apply to the Series C-1 Preferred Shares, C Preferred Shares, Series B Group Shares and Series A Group Shares only. For the avoidance of any doubt, the adjustments provided in this Article 16 shall not be applicable to the issuance of any Excluded Securities.

(A)

Anti-dilution Adjustment for Series C-1 Preferred Shares and Series C Preferred Shares. If at any time, the Company shall issue or sell New Securities for a consideration per share received by the Company (net of any selling concessions, discounts or commissions) (the “New Price”) less than the applicable then-effective Series C-1 Conversion Price or Series C Conversion Price, as the case may be, in effect immediately prior to such issue, then the Series C-1 Conversion Price or Series C Conversion Price shall be reduced, concurrently with such issue, to a price determined as set forth below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new Conversion Price with respect to such Series C-1 Preferred Share or Series C Preferred Share, as the case may be,

OCP = the Series C-1 Conversion Price or the Series C Conversion Price, as the case may be, in effect immediately prior to the new issuance,

OS = the total issued and outstanding Ordinary Shares immediately before the issuance of the New Securities plus the total Ordinary Shares issuable upon conversion of all the issued and outstanding Preferred Shares,

NP = the total consideration received for the issuance or sale of the New Securities, and

NS = the number of the Ordinary Shares represented by the New Securities issued or sold.

(B)

Anti-dilution Adjustment for Series B Group Shares. If at any time, the Company shall issue or sell New Securities for a New Price which is less than the applicable then-effective Series B Conversion Price, Series B-1 Conversion Price or Series B-2 Conversion Price, as applicable, in effect immediately prior to such issue, then the Series B Conversion Price, Series B-1 Conversion Price or Series B-2 Conversion Price, as applicable, shall be reduced, concurrently with such issue, to such New Price.

(C)

Anti-dilution Adjustment for Series A Group Shares. If at any time, the Company shall issue or sell New Securities for a New Price which is less than the applicable then-effective Series A-1 Conversion Price, Series A-2 Conversion Price or Series A-3 Conversion Price, in effect immediately prior to such issue, then the Series A-1 Conversion Price, Series A-2 Conversion Price or Series A-3 Conversion Price, as applicable, shall be reduced, concurrently with such issue, to such New Price.

(e)	Determination of Consideration. For purposes of this Article 16, the consideration received by the Company for the issue of any New Securities shall be computed as follows:

(i)	Cash and Property. Except as provided in Clause (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)

insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board in the form of a Board Approval; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)

in the event New Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both such New Securities and such other shares or securities or other assets, be the proportion of such consideration so received with respect to such New Securities, computed as provided in Clauses (A) and (B) above, as determined in good faith by the Board in the form of a Board Approval.

(ii)

Options and Convertible Securities. The consideration per share received by the Company for New Securities deemed to have been issued pursuant to Article 16(c), relating to Options and Convertible Securities, shall be determined by dividing:

(x)

the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by; and

(y)

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)

Adjustments for Shares Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the issued and outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the issued and outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)

Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Article 16 with respect to the rights of the holders of Preferred Shares.

(h)

Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of shares of any other class or classes or series of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each Preferred Share shall have the right thereafter to convert such share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holders upon conversion of the Preferred Shares immediately before that change, all subject to further adjustment as provided herein.

(i)

No Impairment. The Company will not, by amendment of these Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 16 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Preferred Shares against impairment.

(j)

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the respective Conversion Prices pursuant to this Article 16, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the respective Conversion Price at the time in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Shares.

(k)	Miscellaneous.

(i)	All calculations under this Article 16 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)

The holders of at least a two-thirds (2/3) of the issued and outstanding Preferred Shares (voting together as a single class and calculated on an as-converted basis) shall have the right to challenge any determination by the Board of fair value pursuant to this Article 16 if such determination is with respect to a Conversion Price adjustment, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board in the form of a Board Approval and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(iii)

No adjustment in the respective Conversion Price need to be made if such adjustment would result in a change in such Conversion Price of less than US$0.0001 (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events). Any adjustment of less than US$0.0001 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.0001 or more in the respective Conversion Price.

NOTICES OF RECORD DATE

17.	Subject to and without prejudice to Article 18, in the event that the Company shall propose at any time:

(a)

to declare any dividend or distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)	to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)

to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall send to the holders of Preferred Shares:

(i)

at least thirty (30) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

(ii)

in the case of the matters referred to in (c) and (d) above, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Preferred Shares at the address for each such holder as shown on the books of the Company.

PROTECTIVE PROVISIONS

18.

In addition to such other limitations as may be provided in these Articles, the acts specified in these Article 18(a) to Article 18 (l) of any Group Company (as applicable, whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the holders of more than two-thirds (2/3) of the issued and outstanding Preferred Shares (voting together as a single class and calculated on an as-converted basis). The prior written approval of the holders of at least four-fifths (4/5) of the issued and outstanding Series C Preferred Shares and Series C-1 Preferred Shares (voting together as a single class and calculated on an as-converted basis) is required for the acts specified in Articles 18(a) to 18(d). The prior written approval of the holders of at least three-fourths (3/4) of the issued and outstanding Series C Preferred Shares (voting together as a single class and calculated on an as-converted basis) and the holders of at least three-fourths (3/4) of the issued and outstanding Series C-1 Preferred Shares (voting together as a single class and calculated on an as-converted basis) is required for the acts specified in Articles 18(a), 18(b) and 18(i):

(a)	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Shares and/or the Series C-1 Preferred Shares;

(b)

any action that authorizes, creates or issues any class of any Group Company securities or reclassifies any issued and outstanding shares of the Company into shares wherein such securities or shares have preferences or priority senior to or on a parity with the liquidation preference or dividend preference of the Series C Preferred Shares or the Series C-1 Preferred Shares;

(c)

other than those actions referred to in the Article 18(b), any action that authorizes, creates or issues any class of any Group Company securities or any action that reclassifies any issued and outstanding shares of the Company into shares wherein such securities or shares have preferences or priority senior to or on a parity with the preference of the Series C Preferred Shares or the Series C-1 Preferred Shares, whether as to conversion mechanism, voting rights, redemption or otherwise;

(d)	change underwriters for the initial public offerings (if applicable);

(e)

any increase, decrease or cancellation of any authorized capital or registered capital of any Group Company, or any issuance, distribution, purchase or redemption of any shares or convertible securities of any Group Company, or exercise of any warrant, option or grant or issuance of any warrant or option of any Group Company, upon any of which the shares of the Company held by the Investors will be diluted or decreased;

(f)	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Group Shares or Series B Group Shares;

(g)

any action that reclassifies any issued and outstanding shares of the Company into shares having preferences or priority senior to or on a parity with the preference of the Series A Group Shares or Series B Group Shares, whether as to liquidation preference, conversion mechanism, dividend preference, voting rights, redemption or otherwise;

(h)	any amendment to the Articles or any other constitutional documents of any Group Company;

(i)	take any action that result in distribution of profits of any Group Company via declaration and payment of dividends, capitalization of accumulation fund or other methods;

(j)	the approval of any transaction or series of transactions deemed to be a liquidation of any Group Company;

(k)	any increase or decrease of the size of the Board; and

(l)	any other matters to be decided by the Members of any Group Company in accordance with the applicable laws or regulations.

19. (a)

In addition to such other limitations as may be provided in the Statue and in these Articles, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the Members of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, without the prior Board Approval:

(i)	the investment by any Group Company in any other corporation, partnership, trust, joint venture, association or other entity, or establishment of any subsidiary or partnership by any Group Company;

(ii)

the appointment (or settle the terms of appointment of) and removal of, and the determination of the compensation package for, any managing director, president, chairman, the CEO, the CFO, the chief technical officer, the chief operating officer and any senior management above the vice president level of any Group Company;

(iii)

the approval of, and any material change in any Group Company’s annual budget formulated by the management team, which shall specify, including but not limited to, change to any Founder or senior management’s compensation, limitation in the Group Company’s incurrence of indebtedness or debt financing and limitation in the Group Company’s purchase of assets during the fiscal year covered by the annual budget;

(iv)

the adoption, amendment or termination of any ESOP or any other equity incentive, purchase or participation plans for the benefit of any employees, officers, directors, contractors, advisors or consultants of any Group Company, and any increase of the total number of equity securities reserved for issuance thereunder;

(v)	any initiation, withdrawal, settlement, mediation of a lawsuit with amounts more than US$1,500,000;

(vi)	incurrence of expenditure, indebtedness or investment in excess of US$1,500,000 in one transaction or a series of related transactions not provided for and approved in the annual budget; and

(vii)	any other actions or transaction out of the ordinary course of business of any Group Company.

(b)

In addition to such other limitations as may be provided in the Statue and in these Articles, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and no Party shall permit any Group Company to, and the Members of the Company shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, without the prior consent of a Board Super Majority.

(i)	any change to the scope of business of any Group Company materially different from that described in the current business plan;

(ii)

any termination of any business as currently conducted by any Group Company, or commitment of any merger, restructure, or winding up, dissolution and liquidation of any Group Company or appointment of any receiver, liquidator or other similar persons of any Group Company;

(iii)	any sale, transfer, or disposal of all or substantially all of assets or business of any Group Company out of ordinary course of business;

(iv)

any in-licensing of any technology or intellectual property rights with an upfront payment in excess of US$15,000,000; creating pledge or encumbrance over, or disposal of all or substantially all of the technology or intellectual property owned by any Group Company; entering into of any exclusive license, lease, sale, distribution, or other disposition of all or substantially all of the technology or intellectual property owned by any Group Company other than any intra-group transactions during the ordinary course of business;

(v)

the approval of any transaction or series of transactions between any Group Company and any of its shareholder, director, officer or employee or their Affiliates, any Affiliates of any Group Company or any shareholder, director, officer or employee of such Affiliates of any Group Company, including without limitation, provision of any loans to such shareholder, director, officer or employee by any Group Company;

(vi)

transactions in excess of US$15,000,000 involving sponsored research, collaboration, technology license, development, OEM, marketing, distribution or other arrangements similar to any of the aforesaid; and

(vii)	engagement or dismissal of auditors of the Company or change the financial accounting policy of the Company.

(c)

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall, if his interest in the contract or proposed contract is material, declare the nature of his interest at a meeting of the Directors and refrain from voting in respect of any contract or arrangement in which he is directly or indirectly interested.

NON-RECOGNITION OF TRUSTS

20.

No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

21.

The Company shall have a first and paramount lien and charge on all shares (whether fully Paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other amounts payable in respect of that share.

22.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) days after a notice in writing has been given to the registered holder or holders for the time being of the shares, or the person, of which the Company has notice, entitled thereto by reason of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

23.

To give effect to any such sale, the Directors may authorize any person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

24.

The net proceeds of such sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

25. (a)

Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether in respect of par value or premium or otherwise), and each Member shall (subject to receiving at least fourteen (14) day notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

26.

If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest either wholly or in part.

27.

An amount payable in respect of a share on allotment or at any fixed date, whether on account of the par value or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if such amount had become payable by virtue of a call duly made and notified.

28.	The Directors may issue shares with different terms as to the amount and times of payment of calls or interest to be paid.

29. (a)

The Directors may, if they think fit, receive from any Member willing to advance all or any part of the monies uncalled and unpaid upon any shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

(b)

No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

30. (a)

If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) day notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

(b)

If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited share and not paid before the forfeiture.

31.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

32.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

33.

A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The certificate shall (subject to the execution of an instrument of transfer) constitute good title to the share and the person to whom the share is sold or disposed of shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

34.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

35.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

36. (a)

Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make some person nominated by him as the transferee, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

37.

A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety (90) days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION,

ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

38. (a)	Subject to the provisions of the Statute and these Articles (in particular, Articles 18 and 19), the Company may by Ordinary Resolution:

(i)

increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by these Articles or into shares without nominal or par value;

(iv)	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)	Subject to the provisions of the Statute and these Articles (in particular, Articles 18 and 19), the Company may by Special Resolution:

(i)	change its name;

(ii)	alter or add to these Articles;

(iii)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(iv)	reduce its share capital and any capital redemption reserve fund.

(d)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

39.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

40.

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

41.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

42. (a)

Subject to Article 42(c) hereof, if so determined by the Board of Directors of the Company, the Company shall hold annual general meetings and shall specify any meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	Unless required by the Statute, the Company may but shall not be obliged to hold an annual general meeting.

43. (a)

The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of the then outstanding Ordinary Shares (calculated on an as-converted basis) as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) Months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

44.

At least fourteen (14) days’ notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by ninety-five percent (95%) of the Members (or their proxies) entitled to attend and vote thereat; and

(b)

in the case of any other general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than seventy-five percent (75%) of the then outstanding Ordinary Shares (calculated on an as-converted basis), which shall include at least 75% of the then outstanding Preferred Shares.

45.

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

46. (a)

No business shall be transacted at any general meeting unless a quorum of Members is present; the holders of a majority of the outstanding share capital of the Company (calculated on an as-converted basis and including the holders of two-thirds (2/3) of the outstanding Preferred Shares (voting as a single class and calculated on an as-converted basis)) shall constitute a quorum; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

(b)

A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

47.

A resolution (whether an Ordinary Resolution or a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

48.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

49.

The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

50.

If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their members to be Chairman of the meeting.

51.

The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

52.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any Member or Members present in person or by proxy collectively holding at least five percent (5%) in nominal value of the shares entitled to attend and vote at the meeting.

53.

Subject to the provisions of these Articles, unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

54.	The demand for a poll may be withdrawn.

55.

Subject to the provisions of these Articles, except on a poll demanded on the election of a Chairman or on a question of adjournment, a poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

57.

A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

58.

Except as otherwise required by law or as set forth herein, the holder of any Ordinary Shares issued and outstanding shall have one vote for each Ordinary Share held by such holder, and the holder of any Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Shares could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class except as otherwise provided herein. Holders of Ordinary Shares and Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles.

59.

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

60.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

61.

No Member shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of shares unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

63.	On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

64.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his/her attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

65.

The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

66.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

67.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

68.

Any corporation or other non-natural person which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

69.

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

70.

The Board shall consist of up to twelve (12) members, which number of members shall not be changed except pursuant to an amendment to these Articles. In addition to and without prejudice to Article 70B, Founders Holdco shall have the right to appoint and remove three (3) directors (the “Founders Directors”, and each a “Founders Director”) and if removal of a Founders Director occurs, a replacement must be nominated by the Founders Holdco within three months. In the interim, the voting rights by the vacant representative on the Board shall be exercised and held by the Founders Holdco. CBC I-Mab, IBC, Tasly, and Hony shall each have the right to appoint and remove one (1) director (such directors collectively being the “Investor Directors” and each an “Investor Director”). Notwithstanding the foregoing, the Company shall procure the appointment of at least four independent non-executive directors in replacement prior to the public filing of the registration statement for the Qualified Public Offering. For the avoidance of any doubt, the appointment of the independent directors will take effect immediately upon the effectiveness of the registration statement for the Qualified Public Offering. Each Director shall have one (1) voting right. The chairman of the Board shall be a Founders Director as nominated by the Founders Holdco.

70A

The Board and, if so requested by Caesar Pro and provided that the composition of board of directors (or equivalent) of each other Group Company consists of the same persons as those then on the Board, each board of directors (or equivalent) of such Group Company, shall have one (1) observer designated by Caesar Pro (the “Observer(s)”). The Observer(s) shall have the right to attend all Board meetings of the Company or all meetings of the board of directors (or equivalent) of the relevant Group Company (as the case may be) (including meetings of board committee, if any) in a non-voting observer capacity. The Company shall provide to the Observer(s), concurrently with the members of the Board or the board of directors (or equivalent) of the Group Companies (as the case may be) and in the same manner, notice of such meetings and a copy of all materials provided to such members. The Observer(s) shall keep all information obtained in such observation process strictly confidential and not to use such information for any purpose other than reporting to Caesar Pro.

70B

The Founders Holdco will be responsible for nominating a CFO candidate, who is subject to approval by the Board. The CFO will be appointed to the Board as a Founders Director in addition to the three (3) Founders Directors nominated by the Founders Holdco under Article 70.

REMUNERATION OF DIRECTORS

71.

The Directors shall not be entitled to receive any remuneration from the Company; provided, however, that, they shall be entitled to be paid their travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

DIRECTORS’ INTERESTS

72.	Any or all acts that may be exercised by a Director or alternate Director under this DIRECTORS’ INTERESTS section, shall always be subject to the unanimous approval by the Board of Directors.

73.

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

74.

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

75.

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

76.

A Director or his alternate Director in his absence shall not be entitled to vote in respect of any contract or transaction whatsoever in which he is interested in either as vendor, purchaser or otherwise.

77.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction. Such general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof shall be disclosed to the Members of the Company.

NO MINIMUM SHAREHOLDING

78.	There is no minimum shareholding required to be held by a Director.

ALTERNATE DIRECTORS

79.

Any Director (other than an alternate Director) may, subject to the approval of Members who nominated each Director as a director of the Company, by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence, provided that such alternate Director agrees to keep confidential any information so obtained. An alternate Director shall cease to be alternate Director if his appointor ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

POWERS AND DUTIES OF DIRECTORS

80.

Subject to the provisions of the Statute, these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

81.

Subject to Article 18, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

82.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

83.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

84.

Subject to Article 18, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue Debentures, Debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF DIRECTORS’ POWERS

With respect to Articles 85-90, subject in each case to Article 18:

85.

The Directors (acting as a Board) may, subject to the approval of Members who nominated each Director as a director of the Company, delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him; provided that an alternate Director may not act as a managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

86.

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine; provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

87.

Subject to Article 19, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Board and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors.

88.

The Directors may delegate any of their powers to any committee consisting of one or more Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by these Articles regulating the proceedings of Directors, so far as they are capable of applying.

89.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

90.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents.

PROCEEDINGS OF DIRECTORS

91.

The quorum necessary for the transaction of the business of the Directors shall occur when there are present in person or by proxy or by alternate not less than one half of the total number of incumbent Directors, including at least two of the Founders Directors and three of the Investor Directors (including a Director appointed by Hony). An alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting if his appointor is not present. A meeting of the Board is duly constituted for all purposes if at the commencement of the meeting a quorum is present. In the event that the quorum is not present at a meeting of the Board within half an hour of the time appointed for such meeting, such meeting shall be adjourned for two (2) Business Days to be held at the same place and time of day. If at such adjourned meeting, a quorum is not present, those members of the Board present shall be deemed to constitute a quorum.

92.

Except as otherwise provided by these Articles, the Directors may regulate their meetings as they think fit. Questions at any Director meeting could be raised by any Director and alternate Director. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

93.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least seven (7) days’ notice in writing to every Director and alternate Director which notice shall set forth the time and place of the meeting and the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

94.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

95.

The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their member to be Chairman of the meeting.

96.

All acts done by any meeting of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

97.

Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairman of the meeting is at the start of the meeting.

98.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. A copy of the minutes of such meeting shall be sent to all such Directors within twenty (20) days following any meeting of the Board.

99.

A Director, but not an alternate Director, may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 64-67 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

100.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	if he is found a lunatic or becomes of unsound mind; or

(d)	if he is removed by a shareholder vote by the holders of the class or series of shares that originally appointed him, as set forth in Article 70.

APPOINTMENT AND REMOVAL OF DIRECTORS

101.	The Directors of the Company may only be appointed and removed as provided in Article 70.

PRESUMPTION OF ASSENT

102.

A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

103. (a)

The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)

The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

Subject to Article 19, a Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

104.

Subject to Article 19, the Directors may appoint such officers of the Company as they consider necessary, all for such terms, at such remuneration to be determined by the Board and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

105. (a)

Subject to the Statute and Article 18(h), the Board, subject to a Special Resolution, may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Article 105.

(b)

With respect to each Preferred Share, each holder of the Preferred Shares shall be entitled to receive out of any funds legally available therefor, when, as and if declared by the Board, such amount of non-cumulative dividends and other distributions at an annual rate of eight percent (8%) of the Issue Price (adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions).

(c)

No dividend, whether in cash, in property or in shares of the capital of the Company, shall be paid on or declared and set aside for any Series C Preferred Shares, Series B Group Shares, Series A Group Shares, Ordinary Shares or any other class or series of shares of the Company unless and until (1) all accrued but unpaid dividends on the Series C-1 Preferred Shares set forth in Article 105 (b) (if any) have been paid in full (calculated on an as-converted basis), and (2) a distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each outstanding Series C-1 Preferred Share such that the distribution declared, paid, set aside or made to the holder thereof pursuant to this Article 105(c) shall be equal to the distribution that such holder would have received if such Series C-1 Preferred Share had been converted into Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

(d)

No dividend, whether in cash, in property or in shares of the capital of the Company, shall be paid on or declared and set aside for any Series B Group Shares, Series A Group Shares, Ordinary Shares or any other class or series of shares of the Company unless and until (1) all accrued but unpaid dividends on the Series C Preferred Shares set forth in Article 105 (b) (if any) have been paid in full (calculated on an as-converted basis), and (2) a distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each outstanding Series C Preferred Share such that the distribution declared, paid, set aside or made to the holder thereof pursuant to this Article 105(d) shall be equal to the distribution that such holder would have received if such Series C Preferred Share had been converted into Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

(e)

No dividend, whether in cash, in property or in shares of the capital of the Company, shall be paid on or declared and set aside for any Series A Group Shares, Ordinary Shares or any other class or series of shares of the Company unless and until (1) all accrued but unpaid dividends on the Series B Group Shares set forth in Article 105 (b) (if any) have been paid in full (calculated on an as-converted basis), and (2) a distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each outstanding Series B Group Share such that the distribution declared, paid, set aside or made to the holder thereof pursuant to this Article 105(e) shall be equal to the distribution that such holder would have received if such Series B Group Share had been converted into Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

(f)

No dividend, whether in cash, in property or in shares of the capital of the Company, shall be paid on or declared and set aside for any Ordinary Shares of the Company unless and until (1) all accrued but unpaid dividends on the Series A Group Shares set forth in Article 105 (b) (if any) have been paid in full (calculated on an as-converted basis), and (2) a distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each outstanding Series A Group Share such that the distribution declared, paid, set aside or made to the holder thereof pursuant to this Article 105(f) shall be equal to the distribution that such holder would have received if such Series A Group Share had been converted into Ordinary Shares immediately prior to the record date for such distribution, or if no such record date is established, the date such distribution is made.

106.

The Board may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

107.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the Share Premium Account or as otherwise permitted by the Statute.

108.

Subject to the special rights of certain class or classes or series of shares as to dividends or distributions, if dividends or distributions are to be declared on a class or series of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class or series outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

109.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

110.

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, Debentures, or Debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

111.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

112.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

113.

The Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

114.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

115.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or these Articles or authorized by the Directors or by the Company in general meeting.

116.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

117.	The Board may appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration in accordance with Article 19(h) hereof.

119.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

120.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

121.

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, facsimile or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, shall be sent by airmail.

122. (a)

Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.

(b)

Where a notice is sent by cable, telex, or facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice and shall be deemed to have been received on the same day that it was transmitted.

(c)

Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

123.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the Register of Members in respect of the share.

124.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

125.

Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

126.

Subject to these Articles, if the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes or series of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

LIQUIDATION PREFERENCE

127.

In the event of the occurrence of any Liquidation Event, the assets of the Company available for distribution amongst the Members of the Company or the total proceeds received and recognized by all Members of the Company shall be applied in the following order of priority:

(a)

first, the holders of Series C-1 Preferred Shares shall receive for each Series C-1 Preferred Share in preference and prior to any distribution to holders of any other class of Shares, (x) one hundred percent (100%) of the Series C-1 Issue Price, plus (y) an amount representing a compound internal rate of return of 12 percent (12%) per annum on the Series C-1 Issue Price, plus (z) any accrued or declared but unpaid dividends on the Series C-1 Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Series C-1 Preference Amount”). If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of Series C-1 Preferred Shares shall be insufficient to permit the payment for the Series C-1 Preference Amount in full, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of Series C-1 Preferred Shares in proportion to the Series C-1 Preference Amount each such holder is otherwise entitled to receive for the Series C-1 Preferred Shares held by it;

(b)

second, following satisfaction of Series C-1 Preference Amount, the holders of Series C Preferred Shares shall receive for each Series C Preferred Share in preference and prior to any distribution to holders of any other class of Shares, (x) one hundred percent (100%) of the Series C Issue Price, plus (y) an amount representing a compound internal rate of return of twelve percent (12%) per annum on the Series C Issue Price, plus (z) any accrued or declared but unpaid dividends on the Series C Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Series C Preference Amount”). If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of Series C Preferred Shares shall be insufficient to permit the payment for the Series C Preference Amount in full, then after the holders of Series C-1 Preferred Shares receive the Series C-1 Preference Amount, the rest of the assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of Series C Preferred Shares in proportion to the Series C Preference Amount each such holder is otherwise entitled to receive for the Series C Preferred Shares held by it;

(c)

third, following satisfaction of Series C Preference Amount, the holders of Series B Group Shares shall receive for each Series B Group Share in preference and prior to any distribution to the holders of and the Series A Group Shares and the holders of Ordinary Shares, the amount equal to (x) one hundred percent (100%) of the Series B Issue Price for each Series B Preferred Share, or Series B-1 Issue Price for each Series B-1 Preferred Share, or Series B-2 Issue Price for each Series B-2 Preferred Share, as the case may be, plus (y) an amount representing an internal rate of return of twelve percent (12%) per annum on the Series B Issue Price, Series B-1 Issue Price or Series B-2 Issue Price, as the case may be, plus (z) any accrued or declared but unpaid dividends on the Series B Group Share (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Series B Preference Amount”). If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of Series B Group Shares shall be insufficient to permit the payment for the Series B Preference Amount in full, then after the holders of Series C-1 Preferred Shares receive the Series C-1 Preference Amount and the holders of Series C Preferred Shares receive the Series C Preference Amount, the rest of the assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of Series B Group Shares in proportion to the Series B Preference Amount each such holder is otherwise entitled to receive for the Series B Group Shares held by it.

(d)

fourth, following satisfaction of Series B Preference Amount, the holders of Series A Group Shares shall receive for each Series A Group Share in preference and prior to any distribution to the holders of Ordinary Shares, the amount equal to (x) one hundred percent (100%) of the Deemed Series A-1 Issue Price for each Series A-1 Preferred Share, or Deemed Series A-2 Issue Price for each Series A-2 Preferred Share, or Deemed Series A-3 Issue Price for each Series A-3 Preferred Share, as applicable, plus (y) an amount representing an internal rate of return of twelve percent (12%) per annum on the Deemed Series A-1 Issue Price, Deemed Series A-2 Issue Price or Deemed Series A-3 Issue Price, as the case may be, plus (z) any accrued or declared but unpaid dividends on the Series A Group Shares (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the “Series A Preference Amount”, together with the Series C Preference Amount and the Series B Preference Amount, collectively as the “Share Preference Amount”). If upon the occurrence of a Liquidation Event, the assets and funds thus distributed among the holders of Series A Group Shares shall be insufficient to permit the payment for the Series A Preference Amount in full, then then after the holders of Series C-1 Preferred Shares receive the Series C-1 Preference Amount, the Series C Investors receive the Series C Preference Amount and the Series B Investors receive the Series B Preference Amount, the rest of the assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of Series A Preferred Shares in proportion to the Series A Preference Amount each such holder is otherwise entitled to receive for the Series A Group Shares held by it.

(e)

After setting aside or paying in full the Series C-1 Preference Amount, the Series C Preference Amount, the Series B Preference Amount and the Series A Preference Amount due pursuant to Subsection (a), (b), (c) and (d) above, the remaining assets of the Company available for distribution to Members, if any, shall be distributed to all the Members on a pro rata basis, based on the number of Ordinary Shares then held by each such holder on an as-converted basis.

(f)

Notwithstanding any other provision of this Article 127 and subject to any other applicable provisions hereof, the Company may at any time, out of funds legally available therefor, repurchase the Ordinary Shares of the Company issued to or held by employees or officers of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement approved by the Board and providing for such right of repurchase, whether or not dividends on the any Preferred Shares shall have been declared and funds set aside therefor and such repurchases shall not be subject to the Share Preference Amount.

(g)

In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holders of Preferred Shares and the Ordinary Shares shall be determined in good faith by the Board in the form of a Board Approval. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board in the form of a Board Approval.

128.

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in Subsection (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board in the form of a Board Approval. Any Investor shall have the right to challenge any determination by the Board of fair market value pursuant to this Article 128, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board in accordance with a Board Approval and the challenging parties, the cost of such appraisal to be borne by the Company.

INDEMNITY

129.

To the fullest extent permissible under the Statute, every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such Director, agent or officer.

FINANCIAL YEAR

129.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

130.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.